Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Second Quarter 2013 Results

CALGARY, ALBERTA, August 8, 2013 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX: LPR) today announced financial and operational results for the second quarter of 2013.

Selected highlights for the second quarter of 2013 include:

•                              Average net sales volumes of 46.7 MMcfe/d with oil and NGLs weighting of 33%

•                              Oil and NGLs net sales volumes of 2,564 bbls/d

•                              Adjusted EBITDA of $14.8 million and adjusted discretionary cash flow of $7.0 million, both of which increased from the first quarter of 2013

•                              Achieved first half 2013 capital expenditures, sales volumes and production expense guidance

•                              Subsequent to quarter-end, completed a credit facility amendment that increased the total debt to EBITDA financial covenant through June 30, 2013

Tim Granger, President & Chief Executive Officer of Lone Pine, stated, “The second quarter of 2013 saw Lone Pine meet its operational targets while we continued to focus on initiatives aimed at addressing the Company’s balance sheet and liquidity.  Due to spring break-up and wet weather conditions, Lone Pine did not plan an active capital program in the second quarter as the Company’s first half of 2013 capital budget was largely completed in the first quarter of the year.  While net sales volumes decreased quarter-over-quarter, Lone Pine exceeded its previously announced guidance and generated increased adjusted EBITDA and adjusted discretionary cash flow compared to the first quarter of 2013.

Lone Pine continues to focus on deleveraging initiatives and to that end recently announced that it is in discussions with the owner of a majority of the Company’s senior notes in connection with a possible restructuring of the senior notes.  Lone Pine is working with the noteholder, together with its syndicate of lenders under the Company’s credit facility, to find an optimal solution for a comprehensive restructuring or refinancing of all of the Company’s long-term debt.  These transactions, while currently uncertain in both timing and scope, are aimed at deleveraging the balance sheet and providing liquidity that is needed for the future growth of the Company’s assets.  We expect to provide additional information on this process in the coming weeks as negotiations progress.”

The Company has filed its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2013 with the U.S. Securities and Exchange Commission and on SEDAR in Canada.  Selected financial and operational information is outlined below and should be read in conjunction with the Quarterly Report on Form 10-Q, which is available for review at www.sec.gov, at www.sedar.com, and on the Company’s website at www.lonepineresources.com.

Financial and Operational Results

Financial Results

Lone Pine reported adjusted EBITDA for the second quarter of 2013 of $14.8 million, which was 31% higher than the first quarter of 2013, and adjusted discretionary cash flow for the second quarter of 2013 of $7.0 million, which was was 166% higher than the first quarter of 2013.  Lone Pine reported an adjusted net loss in the second quarter of 2013 of $11.9 million or $(0.14) per diluted share compared to an adjusted net loss of $19.0 million or $(0.22) per diluted share in the first quarter of 2013.

See “Non-GAAP Measures” at the end of this news release for a reconciliation of adjusted EBITDA, adjusted discretionary cash flow and adjusted net earnings (loss), which are non-GAAP measures, to their most directly comparable GAAP measures.

Average Daily Sales Volumes

Lone Pine’s average daily net sales volumes for the second quarter of 2013 were 46.7 MMcfe/d, which was a decrease of 5% from the first quarter of 2013.  Lone Pine’s average daily oil and NGLs net sales volumes for the second quarter of 2013 were 2,564 bbls/d, which was 10% lower than the first quarter of 2013.  Lone Pine’s natural gas sales volumes in the second quarter of 2013 were 31.4 MMcf/d, which was 3% lower than the first quarter of 2013.  Net sales volumes for the quarter declined as the Company did not have an active capital program in the period to offset natural production declines.  Lone Pine’s net sales volumes for the first half of 2013 of 48.0 MMcfe/d (34% oil & NGLs) exceeded the Company’s guidance of 45 — 47 MMcfe/d (35% liquids).

Revenue and Expenses

The average realized natural gas price (before hedges) for the second quarter of 2013 increased 45% to $3.76 per MMBtu compared to $2.60 per MMBtu in the first quarter of 2013.  The average realized natural gas price was positively affected by a 22% increase in NYMEX Henry Hub prices in the period although the Company continues to be impacted by a greater proportion of the Company’s natural gas sales being linked to a legacy corporate marketing contract, which negatively affects the corporate price differential.  The average realized oil price (before hedges) for the second quarter of 2013 of $88.39 per bbl increased 5% from $84.00 per bbl in the first quarter of 2013.  Realized oil prices in the second quarter of 2013 benefited from a narrowing of the WTI to Edmonton Par differential, which averaged $3.21 per bbl in the quarter compared to $6.66 per bbl in the first quarter of 2013.

Lone Pine realized natural gas hedging losses of $0.4 million ($0.16 per Mcf) and oil hedging gains of $0.6 million ($2.78 per bbl) for total realized hedging gains of $0.2 million ($0.04 per Mcfe) in the second quarter of 2013.

Lone Pine’s total production expense per unit for the second quarter of 2013 decreased 3% to $2.80 per Mcfe compared to $2.89 per Mcfe in the first quarter of 2013.  Lone Pine’s general and administrative expense totaled $4.9 million or $1.16 per Mcfe in the second quarter of 2013 compared to $7.3 million or $1.64 per Mcfe in the first quarter of 2013.  Lone Pine’s general and administrative expenses included $0.8 million of severance related expenses in the second quarter of 2013 arising from to the severance of two officers and 10 employees in the period.  Lone Pine’s depreciation, depletion and amortization expense per unit for the second quarter of 2013 was $4.28 per Mcfe compared to $4.29 per Mcfe in the first quarter of 2013.

Capital Expenditures

Capital expenditures for the second quarter of 2013 were $0.7 million compared to $31.8 million in the first quarter of 2013.  Lone Pine incurred minimal capital expenditures in the period as there was no planned drilling activity due to spring break-up in the Company’s core areas of operation.

Long-Term Debt

Outstanding indebtedness at June 30, 2013 consisted of $178 million outstanding on the Company’s bank credit facility and US$195 million of senior notes due 2017 (the “Senior Notes”).  Effective July 26, 2013, the Company’s credit facility was amended to increase the Company’s total debt to EBITDA financial covenant to 5.75 to 1.0 for any quarterly period ending on or before June 30, 2013.  The next scheduled redetermination of the borrowing base is expected to occur on or about November 1, 2013.

Lone Pine is focused on addressing its liquidity and leverage issues and is currently engaged in discussions with the holder of a majority of the aggregate principal amount of the Senior Notes regarding a possible restructuring or refinancing of the Senior Notes and the Company’s bank credit facility indebtedness. These discussions include, among other things, the terms of a possible exchange of a portion of the Senior Notes for an alternate form of debt security, for equity or an equity-like security, or a combination thereof, and other terms of a comprehensive restructuring.  In connection with these discussions, Lone Pine has retained legal and financial advisors.  The outcome of these discussions is uncertain, and it is not known if Lone Pine will be successful in obtaining agreement on the terms of a potential restructuring of the Senior Notes and the Company’s bank credit facility indebtedness on a consensual basis.

Financial and Operational Highlights

The following table highlights certain financial and operational highlights for the three months ended June 30, 2013 and March 31, 2013:

	Three Months Ended
(In $ thousands, unless otherwise noted)	June 30, 2013	March 31, 2013
Financial
Revenue	31,042	28,846
Adjusted EBITDA	14,751	11,300
Adjusted Discretionary Cash Flow	6,993	2,626
Per Share	$0.08	$0.03
Adjusted Net Income	(11,902)	(19,045)
Per Share	$(0.14)	$(0.22)
Capital Expenditures	724	31,825
Total Long-Term Debt	382,984	353,097

Operational
Average Daily Working Interest Sales Volumes
Oil (bbls/d)	2,813	3,100
NGLs (bbls/d)	77	78
Natural Gas (MMcf/d)	36.2	37.8
Total (MMcfe/d)	53.5	56.9
Total Equivalent (MMcfe)	4,871	5,121
% Oil & NGLs	32%	34%

Average Daily Net Sales Volumes
Oil (bbls/d)	2,498	2,789
NGLs (bbls/d)	66	56
Natural Gas (MMcf/d)	31.4	32.3
Total (MMcfe/d)	46.7	49.4
Total Equivalent (MMcfe)	4,251	4,443
% Oil & NGLs	33%	35%

Average Realized Prices
Oil ($/bbl)	$88.39	$84.00
NGLs ($/bbl)	43.17	38.20
Natural Gas ($/MMBtu)	3.76	2.60
Average Realized Prices Before Hedges ($/Mcfe)	$7.30	$6.49
Realized Hedging Gains ($/Mcfe)	0.04	0.24
Average Realized Prices Including Hedges ($/Mcfe)	$7.34	$6.73

Total Production Expense ($/Mcfe)	$2.80	$2.89
Depreciation, Depletion and Amortization ($/Mcfe)	$4.28	$4.29

Operational Update

Net sales volumes from Evi decreased 9% in the second quarter of 2013 to 2,421 boe/d (2,742 boe/d working interest) compared to 2,652 boe/d (2,930 boe/d working interest) in the first quarter of 2013.  Net sales volumes from the Deep Basin averaged 25.6 MMcfe/d in the second quarter of 2013 compared to 25.7 MMcfe/d in the first quarter of 2013.

Due to the outstanding indebtedness under the bank credit facility and the minimal liquidity that the bank credit facility provides at this time, Lone Pine has not approved a capital budget for the second half of 2013.  Minor capital expenditures will be incurred in the third and fourth quarters on certain required non-drilling expenditures but all new drilling activities have been deferred until the restructuring or refinancing of the Company’s long-term debt is completed.

Conference Call

A conference call to discuss the second quarter of 2013 results is scheduled for Friday, August 9, 2013, at 10:00 AM MT.  To participate, please dial 877-703-6104 (toll-free from North America) or 857-244-7303 and request the Lone Pine teleconference (ID#92272232) or listen to the webcast on Lone Pine’s website at www.lonepineresources.com.  A replay will be available through September 9, 2013 by dialing 888-286-8010 or 617-801-6888 and entering passcode #43420649.

Non-GAAP Measures

Adjusted Net Earnings (Loss)

In addition to reporting net earnings (loss) as defined under GAAP, Lone Pine also presents Adjusted Net Earnings (Loss), which is a non-GAAP measure.  Adjusted Net Earnings (Loss) consists of net earnings (loss) after adjustment for those items described in the table below.  Adjusted Net Earnings (Loss) does not represent, and should not be considered an alternative to, GAAP measurements, such as net earnings (loss) (its most comparable GAAP measure), and Lone Pine’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, Lone Pine believes the measure is useful to investors because similar measures are frequently used by securities analysts, ratings agencies, investors, and other interested parties in their evaluation of companies in similar industries.  Lone Pine’s management does not view adjusted net earnings (loss) in isolation and also uses other measurements, such as net earnings (loss) and revenues, to measure operating performance.

The following table provides a reconciliation of net earnings (loss), the most directly comparable GAAP measure, to Adjusted Net Earnings (Loss) for the period presented (in thousands):

Three Months Ended
June 30, 2013
Net loss	$(15,782)
Unrealized gains on derivative instruments, net of tax	(2,164)
Foreign currency exchange losses, net of tax	6,044
Adjusted Net Loss	$(11,902)
Weighted average number of diluted shares outstanding	86,296
Adjusted net loss per diluted share	$(0.14)

Adjusted EBITDA

In addition to reporting net earnings as defined under GAAP, Lone Pine also presents Adjusted EBITDA, a non-GAAP measure calculated as net earnings (loss) before interest expense, income tax expense (recovery), depreciation, depletion & amortization expense (“DD&A”), impairment of goodwill, impairment of assets, ceiling test write-downs of oil and natural gas properties, accretion of asset retirement obligations, unrealized losses (gains) on derivative instruments and foreign currency exchange (gains) losses. Adjusted EBITDA also excludes the stock-settled portion of stock-based compensation expense, as this amount will be settled in shares of Lone Pine’s common stock rather than cash payments. By eliminating these items, Lone Pine believes the result is a useful measure across time in evaluating its fundamental core operating performance. Management also uses Adjusted EBITDA to manage the Company’s business, including in preparing its annual operating budget and financial projections. Lone Pine believes that Adjusted EBITDA is also useful to investors since similar measures are frequently used by securities analysts, rating agencies, investors and other interested parties in their evaluation of companies in similar industries.  As indicated, Adjusted EBITDA does not include interest expense on borrowed money, DD&A expense on capital assets or the payment of income taxes, which are all necessary elements of the Company’s operations. Adjusted EBITDA does not account for these and other expenses and therefore its utility as a measure of the Company’s operating performance has material limitations. As a result of these limitations, management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net earnings (loss) and revenues, to measure operating performance.

The following table reconciles net earnings (loss) to Adjusted EBITDA.  Net earnings (loss) is the most directly comparable measure calculated and presented in accordance with GAAP.

Three Months Ended
June 30, 2013

Net loss	$(15,782)
Interest expense	7,609
Income tax expense	0
Depreciation, depletion and amortization	18,184
Accretion of asset retirement obligations	332
Unrealized gains on derivative instruments	(2,885)
Foreign currency exchange losses	6,928
Stock-based compensation (equity portion)	365
Adjusted EBITDA	$14,751

Adjusted Discretionary Cash Flow

In addition to reporting net cash provided by operating activities as defined under GAAP, Lone Pine also presents Adjusted Discretionary Cash Flow, which is a non-GAAP measure. Adjusted Discretionary Cash Flow consists of net cash provided by operating activities before changes in working capital items. Management uses Adjusted Discretionary Cash Flow as a measure of liquidity and believes it provides useful information to investors because it assesses net cash provided by operating activities for each period before changes in working capital, which fluctuates due to the timing of collection of receivables and settlement of liabilities. This measure does not represent the residual cash flow available for discretionary expenditures, since the Company has mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure. As a result, its utility as a measure of Lone Pine’s operating performance has material limitations.

The following table reconciles net cash provided by operating activities to Adjusted Discretionary Cash Flow. Net cash provided by operating activities is the most directly comparable measure calculated and presented in accordance with GAAP:

Three Months Ended
June 30, 2013

Net cash provided by operating activities	$3,482
Changes in working capital:
Accounts receivable	33
Prepaid expenses and other current assets	(108)
Accounts payable and accrued liabilities	9,663
Accrued interest and other current liabilities	(6,077)
Adjusted Discretionary Cash Flow	$6,993

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, aims, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that forward-looking statements may include statements with respect to, among other things: our future financial condition and results of operations; our access to capital and expectations with respect to liquidity, capital resources and our ability to continue as a going concern; our estimates of future capital expenditures; our future revenues, our cash flows and expenses; our plans to dispose of non-core assets; our plans to restructure or refinance our Senior Notes or otherwise complete a comprehensive restructuring; our future business strategy and other plans and objectives for future operations; our future development opportunities and production mix; our outlook on oil, natural gas and NGL prices; the amount, nature and timing of future capital expenditures, including future development costs; and our ability to access the capital markets to fund capital and other expenditures.

These risks relating to Lone Pine include, but are not limited to, our level of indebtedness; our ability to make the August 15, 2013 interest payment on the Senior Notes; our ability to pursue a strategic restructuring, refinancing or other transaction which may be necessary for us to continue as a going concern, and which ability may be limited in light of our current liquidity situation; any determination by us to make a filing for relief under the Canadian Companies’ Creditors Arrangement Act and Chapter 11 or Chapter 15 of the U.S. Bankruptcy Code or the filing of an involuntary petition for bankruptcy against us, and the impact of any such filing on its business and operations; our ability to generate sufficient cash flow from operations or obtain adequate financing to fund our capital expenditures, meet working capital needs and its ability to continue as a going concern; our ability to comply with the terms and conditions of the Credit Agreement and the

Senior Notes, and in the event that they are unable to comply with such terms and conditions, their ability to pay any accelerated indebtedness; a significant reduction in the borrowing base under the Credit Agreement; the volatility of our stock price, and the ability of our common stock to remain listed on the New York Stock Exchange and Toronto Stock Exchange; our ability to maintain relationships with suppliers, customers, employees, stockholders and other third parties in light of our current liquidity situation; the volatility of oil, natural gas and NGL prices, and the related differentials between realized prices and benchmark prices; a continuation of depressed natural gas prices; the availability of capital on economic terms to fund our significant capital expenditures and acquisitions; our ability to obtain adequate financing to pursue other business opportunities; our ability to replace and sustain production; a lack of available drilling and production equipment, and related services and labor; increases in costs of drilling, completion, production equipment and related services and labor; unsuccessful exploration and development drilling activities; regulatory and environmental risks associated with exploration, drilling and production activities; declines in the value of our oil and natural gas properties, resulting in a decrease in the borrowing base under the Credit Agreement and ceiling test write-downs; the adverse effects of changes in applicable tax, environmental and other regulatory legislation; a deterioration in the demand for our products; the risks and uncertainties inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and the timing of expenditures; the risks of conducting exploratory drilling operations in new or emerging plays; intense competition with companies with greater access to capital and staffing resources; the risks of conducting operations in Canada and the impact of pricing differentials, fluctuations in foreign currency exchange rates and political developments on the financial results of our operations; the uncertainty related to the pending litigation against us; and other risks as described in reports that Lone Pine files with the SEC, including specifically its Current Report on Form 8-K filed July 29, 2013, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

Units of Equivalency

This news release discloses certain information on an “equivalency” basis with oil and NGL quantities converted to Mcfe (thousand cubic feet of gas equivalent) or MMcfe (million cubic feet of gas equivalent) based on a conversion ratio of one bbl of liquids to six Mcf of natural gas.  Units of equivalency such as Mcfe and MMcfe may be misleading, particularly if used in isolation.  A Mcfe conversion ratio of one bbl of crude oil or NGLs to six Mcf of natural gas is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.  Although this conversion ratio is an industry accepted norm, it is not reflective of price or market value differentials between product types.  Capital expenditure estimates are based on our current expectations as to the level of capital expenditures that will be justified based upon the other assumptions set forth in this news release as well as expectations about other operating and economic factors.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

Tim Granger

President & Chief Executive Officer

Tel.: (403) 292-8000

Shane Abel

Vice President, Finance & Chief Financial Officer

Tel.: (403) 292-8000